Contact: Exhibit 99.1
John Mills, Partner
ICR, Inc.
646-277-1254
ir@nutrisystem.com
John.Mills@Icrinc.com

NUTRISYSTEM ANNOUNCES FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

Positive Start to Diet Season Expected to Fuel Continued Growth in Fiscal 2015

Company Reports Sixth Consecutive Quarter of Year-over-Year Revenue Growth; Revenue for Fiscal 2014
Increased 13%

Adjusted EBITDA Increased 35% and Adjusted Earnings per Share Increased 65% for Fiscal 2014

Fort Washington, PA—March 2, 2015—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported that the Company achieved its previously provided revenue, adjusted EBITDA and earnings per share guidance for the fourth quarter and 2014 fiscal year and provided an outlook for 2015.

Dawn Zier, President and Chief Executive Officer, stated, “I am pleased we have delivered six consecutive quarters of year-over-year revenue growth. Our strong results for fiscal 2014 demonstrate the successful execution of our turnaround plan as well as our ability to be nimble and proactively address evolving customer needs. We’re attracting new customers to the brand, successfully launching new products, implementing new pricing strategies, and operating with strategic and financial discipline to drive growth to our top and bottom lines.”

Full Year 2014

•	Revenue increased 13% to $403.1 million, compared to $358.1 million in 2013.

•	Adjusted EBITDA grew 35% to $42.7 million, compared to $31.6 million in 2013.

•	Net income increased 66% to $19.3 million, compared to adjusted net income of $11.6 million in 2013.

•	GAAP diluted earnings per share increased 65% to $0.66 per share from adjusted earnings of $0.40 per share in 2013.

•	Cash, cash equivalents, and short term investments increased $2.9 million to $29.2 million at December 31, 2014 from $26.3 million at December 31, 2013. The Company had no borrowings outstanding under its bank facility.

•	In 2014, the Company returned $20.4 million in cash to stockholders via dividends. The Board of Directors has declared a quarterly dividend of $0.175 per share, payable March 23, 2015 to stockholders of record as of March 12, 2015.

Fourth Quarter 2014

•	Revenue grew 13% to $79.2 million, compared to $69.9 million in the fourth quarter of 2013.

•	Gross profit margin improved 380 basis points to 51.5% and gross profit increased 22% to $40.8 million compared to the fourth quarter of 2013.

•	Adjusted EBITDA increased 152% to $11.6 million, compared to adjusted EBITDA of $4.6 million in the fourth quarter of 2013.

•	Earnings per share increased to $0.18 from $0.04 in the fourth quarter of 2013.

Ms. Zier added, “We look forward to entering a new chapter of continued growth, innovation, and profitability fueled by the positive momentum generated this past year and our 2015 Diet Season performance to date. We are well positioned to continue growing our direct-to-consumer and retail businesses by leveraging our broad integrated marketing, distribution, segmentation and price-optimization capabilities.”

Mike Monahan, Chief Financial Officer, commented, “We continued to improve our profit contribution per customer and expanded our adjusted EBITDA margins by 180 basis points in 2014. Our 2015 guidance implies continued margin expansion with increased investments in marketing and product development to support future growth.”

Our first quarter and full year 2015 guidance is as follows. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

First Quarter and Full Year 2015 Guidance

•	First quarter revenue expected to be in the range of $129 to $134 million, adjusted EBITDA between $4.5 and $6.7 million, and GAAP earnings per share between $0.02 and $0.07.

•	Full year revenue expected to be in the range of $425 to $445 million, adjusted EBITDA between $47.8 and $52.5 million, and GAAP earnings per share between $0.73 and $0.83.

Conference Call and Webcast

Management will host a conference call to discuss fourth quarter and full year 2014 financial results today at 5:00 PM Eastern time. The conference call will include remarks from President and Chief Executive Officer Dawn Zier, Chief Financial Officer Mike Monahan, and Chief Marketing Officer Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of the Nutrisystem website (www.nutrisystem.com). Interested parties unable to access the conference call via the webcast may dial 877-407-3982. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 877-870-5176 using replay pin number 13601170.

Non-GAAP Financial Measures

Within this announcement, the Company makes reference to certain adjusted financial measures, which have directly comparable GAAP financial measures as identified in this press release. These adjusted measures are provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

In this release, EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation and one-time charges. Adjusted net income is defined as net income as reported excluding one-time charges.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as first quarter and full year 2015 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other press releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.

Nutrisystem, Inc. (NASDAQ: NTRI) is a leader in the weight loss industry, having helped millions of people lose weight over the course of more than 40 years. The Company’s weight loss solutions include Nutrisystem® My Way®, a 28-day structured food delivery program, multi-day kits available at select retail outlets and a new free app and digital platform NuMi® by Nutrisystem. Nutrisystem meal plans feature a wide variety of choices, including more than 100 foods containing no artificial preservatives or artificial flavors, along with comprehensive counseling options from trained weight-loss coaches, registered dietitians and certified diabetes educators. Nutrisystem® plans are consistent with national guidelines for dietary intake meeting targets for fat, sodium, sugar, cholesterol, fiber and physical activity. Plans can be customized to specific dietary needs and preferences including the Nutrisystem® D® program for people with Type 2 diabetes or pre-diabetes. Nutrisystem® weight loss plans are available directly to consumers through www.nutrisystem.com, by phone (1-800-435-4074) and at select retailers. The NuMi multi-platform system and downloadable App can be found at http://www.numi.com. For more information, go to NutrisystemNews.com.

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

Three Months Ended			Year Ended
December 31,		December 31, ______________________

	2014	2013	2014	2013
REVENUE	$79,233	$69,873		$403,083	$358,086

COSTS AND EXPENSES:
Cost of revenue	38,448	36,514		199,053	184,210
Marketing	17,584	15,235		107,706	95,784
General and administrative	12,776	15,290		59,231	58,227
Depreciation and amortization	2,102	2,093		7,849	8,896

Total costs and expenses	70,910	69,132		373,839	347,117

Operating income	8,323	741		29,244	10,969
INTEREST EXPENSE (INCOME), net	9	(34)	142		89
					—
Income before income tax expense (benefit)	8,314	775		29,102	10,880
INCOME TAX EXPENSE (BENEFIT)	3,006	(520)		9,791	3,510

Net income	$5,308	$1,295		$19,311	$7,370

BASIC INCOME PER COMMON SHARE	$0.18	$0.04		$0.67	$0.26

DILUTED INCOME PER COMMON SHARE	$0.18	$0.04		$0.66	$0.25

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	28,299	28,003		28,323	28,013
Diluted	28,933	28,542		28,787	28,287
DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175		$0.70	$0.70

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except par value amounts)

	December 31,
	2014	2013
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$12,620	$9,772
Short term investments	16,627	16,551
Receivables	12,206	7,738
Inventories	26,899	26,088
Prepaid income taxes	0	2,167
Deferred income taxes	1,051	931
Other current assets	7,095	6,034

Total current assets	76,498	69,281
FIXED ASSETS, net	26,851	26,029
DEFERRED INCOME TAXES	5,461	5,924
OTHER ASSETS	1,082	1,211

Total assets	$109,892	$102,445

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$34,261	$29,117
Accrued payroll and related benefits	6,550	6,723
Income taxes payable	301	0
Deferred revenue	4,424	4,228
Other accrued expenses and current liabilities	6,131	7,441

Total current liabilities	51,667	47,509
NON-CURRENT LIABILITIES	2,710	2,779

Total liabilities	54,377	50,288

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000 shares authorized; shares issued – 28,990 at December 31, 2014 and 28,866 at December 31, 2013)	29	29
Additional paid-in capital	29,992	24,095
Treasury stock, at cost, 249 shares at December 31, 2014 and 158 shares at December 31, 2013	(3,062)	(1,586)
Retained earnings	28,552	29,611
Accumulated other comprehensive income	4	8

Total stockholders’ equity	55,515	52,157

Total liabilities and stockholders’ equity	$109,892	$102,445

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,311	$7,370
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,849	8,896
Loss on disposal of fixed assets	35	145
Share–based compensation expense	5,651	5,832
Deferred income tax benefit	(248)	(1,560)
Other non-cash charges	22	48
Changes in operating assets and liabilities:
Receivables	(4,468)	749
Inventories	(811)	(2,451)
Other assets	(932)	1,192
Accounts payable	4,688	6,018
Accrued payroll and related benefits	(173)	5,397
Deferred revenue	196	885
Income taxes	3,051	2,316
Other accrued expenses and liabilities	(1,364)	549

Net cash provided by operating activities	32,807	35,386

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(8,225)	(24,513)
Proceeds from sales of short term investments	8,121	11,137
Capital additions	(8,265)	(7,614)
Proceeds from the sale of fixed assets	0	28

Net cash used in investing activities	(8,369)	(20,962)

CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	314	0
Taxes related to equity compensation awards, net	(1,534)	(825)
Payment of dividends	(20,370)	(20,013)

Net cash used in financing activities	(21,590)	(20,838)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,848	(6,414)
CASH AND CASH EQUIVALENTS, beginning of year	9,772	16,186

CASH AND CASH EQUIVALENTS, end of year	$12,620	$9,772

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income	$5,308	$1,295	$19,311	$7,370
Interest expense (income), net	9	(34)	142	89
Income tax expense (benefit)	3,006	(520)	9,791	3,510
Depreciation and amortization	2,102	2,093	7,849	8,896

EBITDA	10,425	2,834	37,093	19,865
Non-cash employee compensation
expense	1,178	1,801	5,621	5,311
One-time charges
Settlement with supplier	0	0	0	5,000
Severance and related charges	0	0	0	1,441

Total one-time charges	0	0	0	6,441

Adjusted EBITDA	$11,603	$4,635	$42,714	$31,617

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA GUIDANCE RECONCILIATION TO GAAP MEASURES

(Unaudited, in thousands)

	Three Months Ending		Year Ending
	March 31, 2015		December 31, 2015

	Low	High	Low	High

Net income	$627	$2,079	$21,608	$24,710
Interest expense, net	50	50	230	230
Income tax expense	323	1,071	11,132	12,730
Depreciation and amortization	2,250	2,250	9,100	9,100

EBITDA	3,250	5,450	42,070	46,770
Non-cash employee compensation expense	1,250	1,250	5,730	5,730

Adjusted EBITDA	$4,500	$6,700	$47,800	$52,500

EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation and one-time charges.

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income as reported	$5,308	$1,295	$19,311	$7,370
Income tax expense (benefit) as reported	3,006	(520)	9,791	3,510

Income before income tax expense (benefit)	8,314	775	29,102	10,880
Adjustment for one-time charges	0	0	0	6,441

Adjusted income before income tax expense
(benefit)	8,314	775	29,102	17,321
Adjusted income tax expense (benefit)	3,006	(520)	9,791	5,716(a)

Adjusted net income	$5,308	$1,295	$19,311	$11,605

Adjusted diluted income per common share (b)	$0.18	$0.04	$0.66	$0.40
Diluted weighted average shares
outstanding	28,933	28,542	28,787	28,287

(a) Adjusted income tax expense for the year ended December 31, 2013 has been calculated using a tax rate of 33%.

(b) Included in the results for the year ended December 31, 2013 was $0.15 of adjusted income per common share for one-time charges. No adjustments for one-time charges were included for the three months ended December 31, 2014 or 2013, or for the year ended December 31, 2014.

Statement Regarding Non-GAAP Financial Measures

We believe EBITDA, adjusted EBITDA, adjusted EBITDA guidance, and adjusted net income are useful performance metrics for management and investors because they are indicative of the ongoing operations of the Company. These non-GAAP measures exclude certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.